Exhibit 10.30.4

EXECUTION VERSION

AMENDMENT NUMBER FOUR

to the

Amended and Restated Mortgage Loan Participation Purchase and Sale Agreement

dated as of July 17, 2015

between

BANK OF AMERICA, N.A.

and

LOANDEPOT.COM, LLC

This AMENDMENT NUMBER FOUR (this “Amendment”) is made as of the 14th day of July, 2017 (the “Effective Date”), by and between Bank of America, N.A. (“Purchaser”) and loanDepot.com, LLC (“Seller”) to the Amended and Restated Mortgage Loan Participation Purchase and Sale Agreement, dated as of July 17, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), between Purchaser and Seller.

WHEREAS, Seller has requested and Purchaser agrees to amend the Agreement as more specifically set forth herein; and

WHEREAS, as of the Effective Date, Seller represents to Purchaser that it is in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement and is not in default under the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendments. Effective as of the Effective Date, the Agreement is hereby amended as follows:

(a) Section 1 of the Agreement is hereby modified by deleting the definitions of “Aggregate Transaction Limit”, “Effective Date”, “Expiration Date”, “Facility Fee”, “Mortgage”, “Mortgaged Property” and “S&P” in their respective entireties and replacing them with the following (with the modified text underlined for review purposes):

“Aggregate Transaction Limit”: The sum of (x) $25,000,000 plus (y) the amount of any Temporary Increase agreed to by Purchaser for so long as such Temporary Increase is in effect.

“Effective Date”: July 14, 2017.

“Expiration Date”: The earlier of (i) July 13, 2018, (ii) at Purchaser’s option, upon the occurrence of an Event of Default, and (iii) the date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

“Facility Fee”: The greater of (i) [***] and (ii) the product of [***] basis points [***] and the Aggregate Transaction Limit which shall be due on the Effective Date.

“Mortgage”: A first-lien or second-lien mortgage, deed of trust, security deed or similar instrument, on either (i) with respect to a Mortgage Loan other than a Cooperative Loan, improved real property or (ii) with respect to a Cooperative Loan, the Proprietary Lease and related Cooperative Shares.

“Mortgaged Property”: The real property or other Cooperative Loan collateral securing repayment of the debt evidenced by a Mortgage Note.

“S&P”: S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.

(b) Section 1 of the Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“Anti-Money Laundering Laws”: As defined in Section 9(a)(xii).

“Cooperative Corporation”: With respect to any Cooperative Loan, the cooperative apartment corporation that holds legal title to the related Cooperative Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

“Cooperative Loan”: A mortgage loan that is secured by a first lien on and perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.

“Cooperative Project”: With respect to any Cooperative Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.

“Cooperative Shares”: With respect to any Cooperative Loan, the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by a Stock Certificate.

“Cooperative Unit”: With respect to a Cooperative Loan, a specific unit in a Cooperative Project.

“Proprietary Lease”: The lease on a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares in such Cooperative Unit.

“Sanctions”: As defined in Section 9(a)(xi).

“Stock Certificate”: With respect to a Cooperative Loan, the certificates evidencing ownership of the Cooperative Shares issued by the Cooperative Corporation.

(c) Section 6(e) of the Agreement is hereby amended by adding the following paragraph immediately following paragraph (xiv) thereof:

With respect to any Event of Default which requires a determination to be made as to whether such Event of Default has occurred, such determination shall be made in Purchaser’s discretion and Seller hereby agrees to be bound by and comply with any such determination by Purchaser. An Event of Default shall be deemed to be continuing unless expressly waived by Purchaser in writing.

(d) Section 9(a) of the Agreement is hereby amended by deleting the word “and” appearing at the end of paragraph (ix) thereof, replacing the period appearing at the end of paragraph (x) thereof with “; and” and adding the following new paragraphs (xi) and (xii) at the end thereof:

(xi)

Neither Seller nor any of its Affiliates, officers, directors, partners or members, (i) is an entity or person (or to the Seller’s knowledge, owned or controlled by an entity or person) that (A) is currently the subject of any economic sanctions administered or imposed by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant authority (collectively, “Sanctions”) or (B) resides, is organized or chartered, or has a place of business in a country or territory that is currently the subject of Sanctions or (ii) is engaging or will engage in any dealings or transactions prohibited by Sanctions or will directly or indirectly use the proceeds of any transactions contemplated hereunder, or lend, contribute or otherwise make available such proceeds to or for the benefit of any person or entity, for the purpose of financing or supporting, directly or indirectly, the activities of any person or entity that is currently the subject of Sanctions; and

(xii)

Seller has complied with all applicable anti-money laundering laws and regulations, including, without limitation, the USA Patriot Act of 2001, as amended, and the Bank Secrecy Act of 1970, as amended (collectively, the “Anti Money Laundering Laws”); Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Related Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the bona fide identity of the applicable Mortgagor and the origin of the assets used by said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

(e) Section 10(j) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following (modified text underlined for review purposes):

(j)

Seller’s Tangible Net Worth shall not be less than [***]. The ratio of Seller’s Total Liabilities to Tangible Net Worth shall not at any time be greater than [***]. Seller’s Liquidity shall not at any time be less than [***]. Seller shall at all times report positive pre-tax Net Income, on a quarterly basis.

(f) Section 11 of the Agreement is hereby amended by deleting paragraph (g) thereof in its entirety.

(g) Section 29 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following (modified text underlined for review purposes):

Section 29. Amendment and Restatement. Purchaser and Seller entered into the Original Agreement. Purchaser and Seller desire to enter into this Agreement in order to amend and restate the Original Agreement in its entirety. The amendment and restatement of the Original Agreement shall become effective on the Effective Date, and each of Purchaser and Seller shall hereafter be bound by the terms and conditions of this Agreement and the other Program Documents. This Agreement amends and restates the terms and conditions of the Original Agreement, and is not a novation of any of the agreements or obligations incurred pursuant to the terms of the Original Agreement. Accordingly, all of the agreements and obligations incurred pursuant to the terms of the Original Agreement are hereby ratified and affirmed by the parties hereto and remain in full force and effect.    For the avoidance of doubt, it is the intent of Purchaser and Seller that the security interests and liens granted in the Collateral pursuant to Section 8(c) of the Original Agreement shall continue in full force and effect. All references to the Original Agreement in any Program Document or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof

SECTION 2. Condition Precedent. As a condition precedent to the effectiveness of this Amendment, Seller shall remit to Purchaser a facility fee attributable to the renewal of the Agreement (the “Renewal Facility Fee”), in accordance with Section 2(g) of the Agreement. The Renewal Facility Fee shall be deemed due, earned and payable in full on the date hereof. Upon early termination of the Agreement, no portion of the Renewal Facility Fee will be refunded to Seller.

SECTION 3. Fees and Expenses. The Seller agrees to pay to Purchaser all fees and out of pocket expenses incurred by Purchaser in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel Purchaser incurred in connection with this Amendment, in accordance with Section 22(a) of the Agreement.

SECTION 4. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

SECTION 5. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 6. Representations. In order to induce Purchaser to execute and deliver this Amendment, Seller hereby represents to Purchaser that as of the date hereof (i) Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof, and (ii) no Potential Default or Event of Default or servicing termination event (as described in Section 6(f) of the Agreement) has occurred and is continuing under the Program Documents.

SECTION 7. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by federal law.

SECTION 8. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 9. Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

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IN WITNESS WHEREOF, Purchaser and Seller have caused this Amendment to be executed and delivered by their duly authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as Purchaser	LOANDEPOT.COM, LLC, as Seller

By:	By:

Name:	Name:
Title:	Title:

[Amendment No. 4 to Amended and Restated Purchase and Sale Agreement (BANA/loanDepot)]